Exhibit 99.1

Preliminary Unaudited First Quarter 2012 Financial Data of Edgen Murray II, L.P.

Unless stated otherwise, “we”, “us”, “our” and similar terms, refer to Edgen Murray II, L.P. and its consolidated subsidiaries (“EM II LP”).

The tables below present our preliminary estimated range for sales, net income (loss) and EBITDA for the three months ended March 31, 2012 compared to our actual results for the three months ended March 31, 2011:

(IN THOUSANDS)	Preliminary three months ended March 31,		Three months ended March 31,
	2012		2011
EM II LP	Low	High
Sales	$270,000	$287,000	$185,562
Net loss	(3,250)	(4,250)	(10,018)
EBITDA	17,000	19,500	11,950

The increase in our preliminary results for the three months ended March 31, 2012 compared to the three months ended March 31, 2011 is primarily due to increased sales volumes, particularly in the midstream and upstream energy markets and driven by increased worldwide oil and natural gas drilling activity, as well as an increase in civil infrastructure projects.

The table below presents the total combined cash and cash equivalents and total combined indebtedness of Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC (“B&L”) expected to be outstanding at March 31, 2012 (preliminary) and actually outstanding at December 31, 2011 (actual):

(IN THOUSANDS)	Preliminary March 31, 2012	December 31, 2011
Cash and cash equivalents
EM II LP	$12,300	$26,218
B&L	40	51

Total combined cash and cash equivalents	$12,340	$26,269

Indebtedness
EM II LP	$536,000	$500,741
B&L	165,400	183,104

Total combined indebtedness	$701,400	$683,845

The increase in total preliminary combined indebtedness is primarily due to increased working capital to support increased sales volumes, partially offset by the repayment of principal on B&L’s term loan in January 2012.

The table below presents our preliminary estimated range for sales, net income (loss) and EBITDA for the three months ended March 31, 2012 compared to our actual results for the three months ended March 31, 2011 and our preliminary cash and cash equivalents and total indebtedness at March 31, 2012 compared to our actual cash and cash equivalents and total indebtedness at December 31, 2011.

EDGEN MURRAY II LP

SUMMARY UNAUDITED PRELIMINARY FIRST QUARTER 2012 FINANCIAL DATA

	Preliminary three months ended March 31,		Three months ended March 31,
Statement of Operations (in thousands)	2012		2011
	Low	High
Sales	$270,000	$287,000	$185,562
Net loss	(3,250)	(4,250)	(10,018)

Balance Sheet Data (in thousands)
	Preliminary March 31, 2012	December 31, 2011
Cash and cash equivalents	$12,300	$26,218

Indebtedness
EMC senior secured notes	$462,200	$462,032
EM revolving credit facility	55,100	20,523
Capital lease	18,700	18,186

Total	$536,000	$500,741

Other Financial Data (in thousands)
	Preliminary three months ended March 31,		Three months ended March 31,
	2012		2011
	Low	High
EBITDA	$17,000	$19,500	$11,950

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA	Preliminary three months ended March 31,		Three months ended March 31,
	2012		2011
	Low	High
(in thousands)
NET LOSS	$(3,250)	$(4,250)	$(10,018)
Income tax expense	1,250	1,750	556
Interest expense—net	15,500	17,000	16,120
Depreciation and amortization expense	3,500	5,000	5,292

EBITDA	$17,000	$19,500	$11,950

The preliminary results and financial data presented in this Exhibit 99.1 have been prepared by, and are the responsibility of, our management. The estimates presented are preliminary and may be revised upon completion of our customary quarterly closing and review procedures. Actual results could differ materially from the estimates presented, and these estimated results and financial data are not necessarily indicative of the results of operations to be expected for other interim periods or for the full year ending December 31, 2012 or thereafter. These estimates and the assumptions underlying these estimates are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks. Accordingly, you should not place undue reliance on these estimates.

Neither our independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the preliminary results presented for the first quarter of 2012, nor have they expressed any opinion on or any other form of assurance of such information or our ability to achieve the results described therein, and assume no responsibility for, and disclaim any association with, such information.

Use of Non-GAAP Financial Measures

We use EBITDA in our business operations to, among other things, evaluate the performance of our operating segments, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We find this measure to be a useful tool to assist us in evaluating financial performance because it eliminates items related to capital structure, taxes and certain non-cash charges. Our non-GAAP financial measure is not considered an alternative to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measure may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do. We define EBITDA as net income or loss, plus interest expense, provision for income taxes, depreciation, amortization and accretion expense.

EBITDA is commonly used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) our financial performance without regard to financing methods, capital structures or historical cost basis and other items that we do not believe are indicative of our core operating performance and (2) our ability to generate cash sufficient to pay interest and support our indebtedness. Since EBITDA excludes some, but not all, items that affect net income or loss and because this measure may vary among other companies, the EBITDA data presented in this prospectus may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is net income (loss). The tables set forth above provide reconciliations of this non-GAAP financial measures to its most directly comparable financial measure calculated and presented in accordance with GAAP.

Forward-Looking Statements

The information above contains forward-looking statements, including statements about our future net loss, net income and EBITDA. Forward-looking statements are only predictions and are not guarantees of performance. You should not put undue reliance on our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which, in turn, are based on currently available information. These assumptions could prove inaccurate. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from these forward-looking statements as a result of a wide variety of factors, including all the risks discussed in “Risk Factors” in our annual report on Form 10-K and Edgen Group Inc.’s registration statement on Form S-1. The following factors, among others, could cause our actual results and performance to differ materially from the results and the performance projected in, or implied by, the forward looking statements:

•	supply, demand, prices and other market conditions for steel and other commodities;

•	the timing and extent of changes in commodity prices, including the cost of energy and raw materials;

•	the effects of competition in our business lines;

•	the condition of the commodities markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	the ability of our counterparties to satisfy their financial commitments;

•	tariffs and other government regulations relating to the products we supply and services we provide;

•	adverse developments in our relationship with our key employees;

•

operational factors affecting the ongoing commercial operations of our facilities, including catastrophic weather-related damage, regulatory approvals, permit issues, unscheduled blackouts, outages or repairs, unanticipated changes in fuel costs or availability of fuel emission credits or workforce issues;

•	our ability to operate our business efficiently, manage capital expenditures and costs (including general and administrative expenses) tightly and generate earnings and cash flow;

•	our ability to pass through increases in our costs to our customers;

•	restrictive covenants in our indebtedness that may adversely affect our operational flexibility;

•	general political conditions and developments in the U.S. and in foreign countries whose affairs affect supply, demand and markets for the products we supply;

•	conditions in the U.S. and international economies;

•	our ability to obtain adequate levels of insurance coverage;

•	future asset impairment charges;

•	adequate protection of our intellectual property;

•	the impact of federal, state and local tax rules;

•	U.S. and non-U.S. governmental regulation, especially environmental and safety laws and regulations; and

•	our ability to retain key employees.